UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 21, 2005

                            CENTURY PROPERTIES FUND XVII
               (Exact name of Registrant as specified in its charter)


            California                0-11137                 94-2782037
      (State or other jurisdiction  (Commission            (I.R.S. Employer
                     of incorporation) File Number) Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.02   Termination of a Material Definitive Agreement.

Century Properties Fund XVII (the "Registrant"), a California limited partnership, owns Cooper's Pond Apartments ("Cooper's Pond"), a 463-unit apartment complex located in Tampa, Florida. As previously disclosed, on November 2, 2005, the Registrant and ten other partnerships (together with the Registrant, the "Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, The Bethany Group, LLC, a California limited liability company (the "Purchaser"), to sell twelve apartment complexes and one parcel of land owned by the Selling Partnerships to the Purchaser for a total sales price of $161,250,000, of which $25,051,020 was to be allocated to Cooper's Pond. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the managing general partner of the Registrant.

On December 21, 2005, the Selling Partnerships delivered written notice of their election to terminate the Purchase Agreement pursuant to its terms and the Purchase Agreement was thereby terminated.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CENTURY PROPERTIES FUND XVII


                                By:   Fox Partners
                                      Its General Partner

                                By:   Fox Capital Management Corporation
                                      Its Managing General Partner

                                By:   /s/Martha L. Long
                                      Martha L. Long
                                      Senior Vice President


                                Date: December 30, 2005